EXHIBIT 99-1
Press Release

EMCORE Corporation Receives Notice from NASDAQ Regarding the Company’s 2006 Annual Meeting of Shareholders

Albuquerque, NM – October 5, 2007 – EMCORE Corporation (NASDAQ: EMKR), a leading provider of compound semiconductor-based components and subsystems for the broadband, fiber optic, satellite and terrestrial solar power markets, announced today that it received a NASDAQ Staff Determination letter on October 2, 2007 stating that the Company is not in compliance with the filing requirements for continued listing set forth in NASDAQ Marketplace Rules 4350(e) and 4350(g) and that its common stock is subject to delisting from the NASDAQ Stock Market.  The notice, which the Company expected, was issued as a result of the Company’s inability to hold an annual meeting of shareholders on or before September 30, 2007, to solicit proxies and to provide proxy statements to the NASDAQ.  The notice also stated that the NASDAQ Listing and Hearing Review Council (the “Listing Council”) would consider these deficiencies when it renders its determination regarding the Company’s continued listing on the NASDAQ Global Market and that the Company should present its views with respect to this matter to the Listing Council in writing no later than October 9, 2007.  The Company plans to submit a letter to the Listing Council requesting the Listing Council exercise its discretionary authority in favor of granting the Company an additional extension to regain compliance with NASDAQ’s annual meeting and proxy solicitation requirements.

As previously disclosed, on June 15, 2007, the Company received a letter from the NASDAQ stating that the Listing Council had stayed the previously reported May 10, 2007 decision of the NASDAQ Listing Qualifications Panel (the “Panel”) and any future Panel determinations to suspend the Company’s securities from trading on NASDAQ, pending further review by the Listing Council. Consequently, the Company’s securities would continue to be listed on the NASDAQ Global Market until further action by the Listing Council.

The Company and its legal and accounting advisors are working diligently to complete the remaining steps necessary to become current in its Securities and Exchange Commission (the “SEC”) reporting obligations.  While the Company intends to file the required reports as soon as practicable, management and the Board also recognize the importance of complete and accurate reporting and the timeframes required by the Company to complete its Annual Report on Form 10-K for the fiscal year ended September 30, 2006 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2006, March 31, 2007, and June 30, 2007.  We expect to file these outstanding periodic reports with the SEC in October 2007, and we intend to solicit proxies and hold an annual meeting of shareholders as promptly as practicable thereafter.

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Forward-Looking Statement

This announcement includes a forward-looking statement within the meaning of the Private Securities Litigation Reform Act regarding the timing in which the Company expects to become current in its reporting obligations under the Securities Exchange Act of 1934 and under the NASDAQ Marketplace Rules.   This statement involves uncertainties that may cause the actual timing in which the Company becomes current in its reporting obligations to differ materially from the Company’s current expectations.   The Company is hopeful that these reports when filed will enable it to regain compliance with NASDAQ and SEC filing requirements.   While there can be no assurance that the Company will become compliant with NASDAQ requirements, including that it file its periodic reports and restatement, solicit proxies and hold its annual meeting, before the Listing Council takes any action lifting the stay, the Company continues to work diligently to do so.  This forward-looking statement is made as of the date hereof, and the Company does not assume any obligation to update the statement.

About EMCORE

EMCORE Corporation offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optic, satellite and terrestrial solar power markets. EMCORE's Fiber Optic segment offers optical components, subsystems and systems for high-speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premises (FTTP). EMCORE's Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high efficiency gallium arsenide (GaAs) solar cells, covered interconnect cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar power concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

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EMCORE Corporation
Adam Gushard – Interim Chief Financial Officer
(505) 332-5000
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
info@ttcominc.com